                                                             EXHIBIT (h)(12)(b)

                  AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT

   Pursuant to the Participation Agreement, made and entered into as of the 2nd day of October, 2000, by and among Neuberger Berman Advisers Management Trust, Neuberger Berman Management Inc. and The United States Life Insurance Company in the City of New York, the parties do hereby agree to an amended Appendix B as attached hereto.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on September 15, 2008.

THE UNITED STATES LIFE INSURANCE
COMPANY
IN THE CITY OF NEW YORK
By its authorized officers,            ATTEST:

By:                                    By:
        -----------------------------          ------------------------------
Name:                                  Name:
        -----------------------------          ------------------------------
Title:                                 Title:
        -----------------------------          ------------------------------

                                               [Corporate Seal]

NEUBERGER BERMAN ADVISERS
MANAGEMENT TRUST
By its authorized officer,

By:
        --------------------------
Name:
        --------------------------
Title:
        --------------------------

NEUBERGER BERMAN MANAGEMENT INC.
By its authorized officer,

By:
        --------------------------
Name:
        --------------------------
Title:
        --------------------------

                                                       As of September 15, 2008

                                  APPENDIX B

 Separate Accounts and Contracts            Selected Portfolios
 -------------------------------            -------------------
 The United States Life Insurance Company
 In the City of New York Separate Account
 USL VL-R (August 8, 1997)

 Platinum Investor VUL                      Mid-Cap Growth
 Platinum Investor Survivor VUL
 Platinum Investor PLUS VUL
 Platinum Investor Survivor II VUL
 Platinum Investor VIP VUL

 AIG Protection Advantage VUL               Socially Responsive
 AIG Income Advantage Select                Mid-Cap Growth

 The United States Life Insurance Company
 In the City of New York Separate Account
 USL VA-R (August 8, 1997)

 Platinum Investor Immediate Variable       Mid-Cap Growth
 Annuity

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